Oppenheimer Equity Income Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past
10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term    Reinvestment
  (Ex)Date              Income            Capital Gains         Price

Class A Shares
  07/14/86           0.1200         0.5200              8.380
  10/13/86           0.1200         0.0000              8.340
  12/19/86           0.0000         0.0900              8.490
  01/12/87           0.1200         0.0000              8.760
  04/06/87           0.1200         0.0000              9.740
  07/06/87           0.1200         0.5200              9.230
  10/09/87           0.1200         0.0000              9.350
  12/24/87           0.1200         0.3550              7.940
  03/25/88           0.1200         0.0000              8.200
  06/24/88           0.1200         0.0000              8.500
  09/23/88           0.1200         0.0000              8.330
  12/23/88           0.1200         0.0150              8.420
  03/23/89           0.1200         0.0000              8.660
  06/23/89           0.1200         0.0000              9.310
  09/21/89           0.1200         0.0000              9.600
  12/22/89           0.1400         0.2400              9.150
  03/29/90           0.1200         0.0000              9.110
  06/21/90           0.1200         0.0000              9.230
  09/27/90           0.1200         0.0000              8.460
  12/27/90           0.1200         0.1450              8.470
  03/21/91           0.1200         0.0000              8.990
  06/26/91           0.1200         0.0000              8.850
  09/26/91           0.1200         0.0000              9.210
  12/26/91           0.1250         0.1185              9.120
  03/26/92           0.1200         0.0000              9.110
  06/25/92           0.1200         0.0000              9.090
  09/24/92           0.1200         0.0000              9.220
  12/24/92           0.1200         0.1450              9.320
  03/25/93           0.1200         0.0000              9.840
  06/24/93           0.1200         0.0000              9.880
  09/23/93           0.1200         0.0000             10.200
  12/27/93           0.1200         0.1721             10.010
  03/24/94           0.1200         0.0000              9.860
  06/23/94           0.1200         0.0000              9.490
  09/22/94           0.1200         0.0000              9.700
  12/23/94           0.1200         0.1272              9.140
  03/23/95           0.1200         0.0000              9.510
  06/20/95           0.1200         0.0000             10.230
  09/21/95           0.1200         0.0000             10.830
  12/22/95           0.1200         0.2444             10.840
  03/20/96           0.1200         0.0000             11.290
  06/20/96           0.1200         0.0000             11.280



Oppenheimer Equity Income Fund
Page 2


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class B Shares
  09/23/93           0.1150         0.0000             10.180
  12/27/93           0.1060         0.1721              9.990
  03/24/94           0.1030         0.0000              9.830
  06/23/94           0.1020         0.0000              9.460
  09/22/94           0.1020         0.0000              9.670
  12/23/94           0.1010         0.1272              9.100
  03/23/95           0.1020         0.0000              9.480
  06/20/95           0.1020         0.0000             10.180
  09/21/95           0.0990         0.0000             10.780
  12/22/95           0.0985         0.2444             10.780
  03/20/96           0.0990         0.0000             11.230
  06/20/96           0.0970         0.0000             11.220


Class C Shares
  12/22/95           0.1169         0.2444             10.820
  03/20/96           0.1050         0.0000             11.260
  06/20/96           0.1010         0.0000             11.240



1. Average Annual Total Returns for the Periods Ended 06/30/96:

   The formula for calculating average annual total return is as follows:

         1                 ERV n
   --------------- = n    (---) - 1 = average annual total return
   number of years          P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                Five Year

  $1,117.92 1            $1,675.59 .2
 (---------) - 1 = 11.79%   (---------)   - 1 = 10.87%
   $1,000                  $1,000


  Ten Year

  $2,638.55 .1
 (---------) - 1 = 10.19%
   $1,000



Oppenheimer Equity Income Fund
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1. Average Annual Total Returns for the Periods Ended 06/30/96 (continued):

Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                Inception

  $1,125.76 1             $1,288.79 .3485
 (---------) - 1 = 12.58%    (---------)   - 1 = 9.24%
   $1,000                   $1,000

Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

  Inception

  $1,094.96 1.5063
 (---------) - 1 = 14.64%
   $1,000


Examples at NAV:

Class A Shares

  One Year                Five Year

  $1,186.13 1            $1,777.80 .2
 (---------) - 1 = 18.61%    (---------)   - 1 = 12.20%
   $1,000                   $1,000

  Ten Year

  $2,799.55 .1
 (---------) - 1 = 10.84%
   $1,000

Class B Shares

  One Year                Inception

  $1,175.76 1            $1,318.79 .3485
 (---------) - 1 = 17.58%   (---------)   - 1 = 10.12%
   $1,000                   $1,000

Class C Shares

  Inception

  $1,104.96 1.5063
 (---------) - 1 = 16.22%
   $1,000

Oppenheimer Equity Income Fund
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2.  Cumulative Total Returns for the Periods Ended 06/30/96:

    The formula for calculating cumulative total return is as follows:

      ERV - P
      ------- = Cumulative Total Return
         P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                       Five Year

    $1,117.92 - $1,000             $1,675.59 - $1,000
    ------------------  =  11.79%  ------------------  = 67.56%
         $1,000                         $1,000

    Ten Year

    $2,638.55 - $1,000
    ------------------  = 163.86%
         $1,000

Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

     One Year                      Inception Year

    $1,125.76 - $1,000             $1,288.79 - $1,000
    ------------------  =  12.58%  ------------------  = 28.88%
         $1,000                          $1,000

Class C Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

     Inception Year

    $1,094.96 - $1,000
    ------------------  =   9.50%
         $1,000












Oppenheimer Equity Income Fund
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2.  Cumulative Total Returns for the Periods Ended 06/30/96 (Continued):


Examples at NAV:

Class A Shares

    One Year                       Five Year

    $1,186.13 - $1,000             $1,777.80 - $1,000
    ------------------  =  18.61%  ------------------  = 77.78%
         $1,000                          $1,000

    Ten Year

    $2,799.55 - $1,000
    ------------------  = 179.96%
         $1,000


Class B Shares

    One Year                       Inception Year

    $1,175.76 - $1,000             $1,318.79 - $1,000
    ------------------  =  17.58%  ------------------  = 31.88%
         $1,000                          $1,000


Class C Shares

    Inception Year

    $1,104.96 - $1,000
    ------------------  =  10.50%
         $1,000